UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2011
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-31533 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into A Material Definitive Agreement.
     On November 29, 2011, we entered into the 2011 Amended and Restated Purchase and Supply Agreement with National Biological Corporation, or NBC, the principal manufacturer of our BLU-U® brand light source (the “2011 Amended and Restated Agreement”). The 2011 Amended and Restated Agreement includes similar terms and conditions to our Amended and Restated Purchase and Supply Agreement dated as of June 21, 2004, as amended, (the “2004 Agreement”) with NBC, including but not limited to, permitting us to order on a purchase order basis without minimums and providing for a new tiered price schedule based on the volume of purchases. The 2011 Agreement replaces the 2004 Agreement, which was due to expire on December 31, 2011. In addition, the 2011 Amended and Restated Agreement continues to provide us with flexibility related to the development and manufacture of light sources and the associated technology within the field of photodynamic therapy. The term of the 2011 Amended and Restated Agreement continues until December 31, 2013, and provides us with an option to extend the term for an additional two (2) years if we purchase a certain number of units.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: December 2, 2011	By:	/s/ Robert F. Doman
		Name:	Robert F. Doman
		Title:	President and Chief Executive Officer